FOR IMMEDIATE RELEASE

                      P&G DELIVERS ON THIRD QUARTER RESULTS
                      -------------------------------------

     CINCINNATI, May 1, 2001 - The Procter & Gamble Company reported net earnings of $893 million or $0.63 per share for the quarter ended March 31, 2001. Results included a $113 million after-tax charge related to the Organization 2005 restructuring program. Core net earnings, excluding Organization 2005 charges, were $1.01 billion for the quarter or $0.71 per share. Core net earnings per share increased 11 percent.

     Net sales for the quarter were $9.51 billion, equal to year-ago, excluding a three percent unfavorable impact of exchange. Favorable pricing and mix effects offset a unit volume decline of three percent due to major new brand introductions in the base period.

     Business segment after-tax earnings were up 12 percent as pricing benefits and tax savings offset the impact of foreign exchange and increased product costs. Divestiture gains also contributed to the company's core net earnings growth.

     "We met expectations and made solid progress this quarter - we are making the strategic choices necessary to accelerate growth," said P&G president and chief executive, A.G. Lafley. "Since last quarter, we formed a new company with Coca-Cola to develop and market snacks and juices on a global basis; we announced an accelerated and expanded restructuring program to ensure competitive costs and enable accelerated growth; and we announced our intent to explore strategic options for our Crisco and Jif brands. These choices will enable P&G to deliver consistently superior consumer and shareholder value."

     For the first nine months, reported net earnings were $3.24 billion, or $2.29 per share. Results included charges of $318 million after-tax related to the Organization 2005 program. Excluding Organization 2005 charges, core net earnings were $3.56 billion, while core net earnings per share were $2.52, five percent above the prior year. Net sales were up one percent to $29.66 billion, excluding a three percent unfavorable exchange rate effect. Unit volume decreased one percent.

     The following provides additional perspective on the company's results by business segment:

 .    Health care delivered net sales growth of two percent to $1.10 billion, despite flat unit volume, on a stronger mix of new oral care and pharmaceutical products, notably Actonel(R). Excluding the impact of foreign exchange, net sales grew five percent. Net earnings declined 10 percent to $91 million. Excluding the major investment in the Iams(R) expansion, health care earnings grew double-digits.

 .    Beauty care net sales were $1.78 billion, down one percent, excluding the four percent impact of unfavorable currencies and divestitures. Innovation on core brands - Pantene, Head & Shoulders and Olay - is growing share in the U.S., and beginning to expand to international markets. Volume was down two percent, excluding divestitures, due to the launch of Physique(R) in the base period. Gross margin improvements and marketing cost efficiency helped deliver $243 million in net earnings, five percent growth over the prior year.

 .    Fabric and home care delivered double-digit earnings growth. Net sales of
     $2.77 billion were down three percent excluding negative exchange of three percent on a comparable volume decline, due to heavy new brand activity in the base period. Net earnings grew 23 percent to $348 million, including the benefit of lower taxes, gains from divestitures and pricing in North America laundry. Western Europe laundry continues to face strong competition, although shares have begun to improve indicating progress in restoring price competitiveness.

 .    The paper segment achieved solid earnings progress during the quarter. The competitive environment kept volume flat, despite growth in baby care and in Latin America and Europe. Pricing actions and improved mix offset unfavorable exchange impacts. Net sales of $2.94 billion were up three percent, excluding an unfavorable foreign exchange impact of three percent. Net earnings for the quarter grew eight percent to $236 million, as pricing actions particularly in tissues and towel and lower investment spending offset commodity-related cost increases.

 .    In food and beverage, net earnings grew to $67 million, a 34 percent increase due to global snacks price increases and heavy new initiative spending in the base period. Net sales of $938 million were flat excluding one percent foreign exchange, and the divestiture of institutional shortening and oils. A favorable mix impact partially offset the volume decline.

FOURTH QUARTER ESTIMATES:
-------------------------
     The company confirmed that it is comfortable with the range of analysts' estimates for core earnings per share growth for the quarter. Unit volume for April-June is forecasted to be flat to up two percent while net sales excluding exchange effects are expected to grow low single digits.

     This news release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made. These include achievement of the business unit volume and income growth projections, the achievement of the company's cost containment goals, and the timely divestiture of assets within the company's ongoing minor brand divestiture program, as well as factors listed in Management's Discussion and Analysis of Financial Condition and Results of Operations in the company's most recently filed Forms 10-K and 8-Ks.

     Procter & Gamble markets approximately 300 brands to nearly five billion consumers in over 140 countries. These brands include Tide(R), Ariel(R), Crest(R), Pantene Pro-V(R), Always(R), Whisper(R), Pringles(R), Pampers(R), Olay(R), Iams(R) and Vicks(R). Based in Cincinnati, Ohio, USA, P&G has on-the-ground operations in over 70 countries. For more information on P&G and its products, please visit our worldwide website at http://www.pg.com.

                                      # # #



P&G Contacts
Thomas M. Millikin (513) 983-8248
Linda L. Ulrey (513) 983-8975


     P&G will web cast its conference call on Tuesday, May 1, 2001, at 8:30 a.m. to review its third quarter 2000/01 results. The call will last approximately one hour. You may receive the web cast by going to our web site at:

http://www.pg.com/investors

     Check the Corporate Information section of the investor site to view the web cast.

     We suggest you check in at least ten minutes in advance of the start time to complete the brief registration process and ensure you are set up to receive the web cast.

CONSOLIDATED STATEMENT OF EARNINGS


                                                                            QUARTER
Millions of dollars (except per share amounts)                                     W/O O-2005 Restructuring Chgs

                                                  JFM 01      JFM 00     % CHG      JFM 01      JFM 00     % CHG
                                                 -------     -------     -----     -------     -------     -----
NET SALES                                        $ 9,511     $ 9,783     (3)%      $ 9,511     $ 9,783      (3)%
 COST OF PRODUCTS SOLD                             5,175       5,327     (3)%        5,073       5,220      (3)%
                                                 -------     -------               -------     -------
GROSS MARGIN                                       4,336       4,456     (3)%        4,438       4,563      (3)%
 MARKETING, RESEARCH &  ADMINISTRATION             3,034       3,136     (3)%        2,984       3,059      (2)%
                                                 -------     -------               -------     -------
OPERATING INCOME                                   1,302       1,320     (1)%        1,454       1,504      (3)%
 TOTAL INTEREST EXPENSE                              204         180                   204         180
 OTHER NON-OPERATING, NET                            227          51                   227          51
                                                 -------     -------               -------     -------
EARNINGS BEFORE INCOME TAXES                       1,325       1,191     11 %        1,477       1,375       7 %
 INCOME TAXES                                        432         438                   471         452

NET EARNINGS                                         893         753     19 %        1,006         923       9 %
                                                 =======     =======               =======     =======

EFFECTIVE TAX RAT                                  32.6%       36.8%                 31.9%       32.9%

EBITDA                                             1,986       1,876                 2,138       2,046

PER COMMON SHARE:
 BASIC NET EARNINGS                              $  0.66     $  0.55     20 %      $  0.75     $  0.68      10 %
 DILUTED NET EARNINGS                            $  0.63     $  0.52     21 %      $  0.71     $  0.64      11 %
 DIVIDENDS                                       $  0.35     $  0.32               $  0.35     $  0.32
AVERAGE DILUTED SHARES OUTSTANDING               1,404.9     1,426.7               1,404.9     1,426.7


                                                                         Basis                             Basis
COMPARISONS AS A % OF NET SALES                                         Pt Chg                             Pt Chg
-------------------------------
 COST OF PRODUCTS SOLD                             54.4%       54.5%                 53.3%       53.4%
 GROSS MARGIN                                      45.6%       45.5%      10         46.7%       46.6%      10
 MARKETING, RESEARCH &  ADMINISTRATION             31.9%       32.1%     (20)        31.4%       31.3%      10
 OPERATING MARGIN                                  13.7%       13.5%      20         15.3%       15.4%     (10)
 EARNINGS BEFORE INCOME TAXES                      13.9%       12.2%                 15.5%       14.1%
 NET EARNINGS                                       9.4%        7.7%                 10.6%        9.4%


                                                                              FYTD
                                                                                   W/O O-2005 Restructuring Chgs

                                                 3/31/01     3/31/00     % CHG     3/31/01     3/31/00     % CHG
                                                 -------     -------     -----     -------     -------     -----
 NET SALES                                       $29,662     $30,290     (2)%      $ 29,662    $30,290      (2)%
  COST OF PRODUCTS SOLD                           15,899      16,096     (1)%        15,653     15,774      (1)%
                                                 -------     -------               --------    -------
 GROSS MARGIN                                     13,763      14,194     (3)%        14,009     14,516      (3)%
  MARKETING, RESEARCH &  ADMINISTRATION            8,971       9,185     (2)%         8,806      8,980      (2)%
                                                 -------     -------               --------    -------
 OPERATING INCOME                                  4,792       5,009     (4)%         5,203      5,536      (6)%
  TOTAL INTEREST EXPENSE                             607         505                    607        505
  OTHER NON-OPERATING, NET                           624         147                    624        147
                                                 -------     -------               --------    -------
 EARNINGS BEFORE INCOME TAXES                      4,809       4,651      3 %         5,220      5,178       1 %
  INCOME TAXES                                     1,567       1,625                  1,660      1,725

 NET EARNINGS                                      3,242       3,026      7 %         3,560      3,453       3 %
                                                 =======     =======               ========    =======

 EFFECTIVE TAX RAT                                 32.6%       34.9%                  31.8%      33.3%

 EBITDA                                            6,849       6,685                  7,260      7,112

 PER COMMON SHARE:
  BASIC NET EARNINGS                             $  2.42     $  2.23      9 %      $   2.66    $  2.56       4 %
  DILUTED NET EARNINGS                           $  2.29     $  2.10      9 %      $   2.52    $  2.40       5 %
  DIVIDENDS                                      $  1.05     $  0.96               $   1.05    $  0.96
 AVERAGE DILUTED SHARES OUTSTANDING              1,408.3     1,432.9                1,408.3    1,432.9


                                                                         Basis                             Basis
 COMPARISONS AS A % OF NET SALES                                         Pt Chg                            Pt Chg
 -------------------------------
  COST OF PRODUCTS SOLD                            53.6%       53.1%                  52.8%      52.1%
  GROSS MARGIN                                     46.4%       46.9%     (50)         47.2%      47.9%     (70)
  MARKETING, RESEARCH &  ADMINISTRATION            30.2%       30.3%     (10)         29.7%      29.6%      10
  OPERATING MARGIN                                 16.2%       16.5%     (30)         17.5%      18.3%     (80)
  EARNINGS BEFORE INCOME TAXES                     16.2%       15.4%                  17.6%      17.1%
  NET EARNINGS                                     10.9%       10.0%                  12.0%      11.4%


                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                 (Amounts in Millions Except Per Share Amounts)
                        Consolidated Earnings Information

                                                     ---------------------------------------------------------------------
                                                                Three Months Ended March 31
                                                     ---------------------------------------------------------------------
                                                                % Change                     % Change             % Change
                                                                 Versus    Earnings Before    Versus      Net      Versus
                                                     Net Sales  Year Ago    Income Taxes     Year Ago  Earnings   Year Ago
                                                     ---------  --------   ---------------   --------  --------   --------
Fabric and Home Care                                  $2,773      -6%             $510          11%      $348        23%
Paper                                                  2,936       0%              403           5%       236         8%
Beauty Care                                            1,780      -6%              356          -1%       243         5%
Health Care                                            1,097       2%              144         -12%        91       -10%
Food and Beverage                                        938      -4%              118          51%        67        34%
                                                     ---------  --------   ---------------    --------  --------   --------
    Total Business Segments                            9,524      -3%            1,531           6%       985        12%
Corporate (excluding O-2005 costs)                       (13)     n/a              (54)         n/a        21        n/a
                                                     ---------  --------   ---------------    --------  --------   --------
    Total Company - Core                               9,511      -3%            1,477           7%     1,006         9%
Organization 2005 Costs                                  n/a      n/a             (152)         n/a      (113)       n/a
                                                     ---------  --------   ---------------    --------  --------   --------
    Total Company - Reported                           9,511      -3%            1,325          11%       893        19%


                                                     ---------------------------------------------------------------------
                                                                 Nine Months Ended March 31
                                                     ---------------------------------------------------------------------
                                                                % Change                     % Change             % Change
                                                                 Versus    Earnings Before    Versus      Net      Versus
                                                     Net Sales  Year Ago    Income Taxes     Year Ago  Earnings   Year Ago
                                                     ---------  --------   ---------------   --------  --------   --------

Fabric and Home Care                                  $8,777       -5%           $1,836         -3%     $1,236        5%
Paper                                                  9,022       -1%            1,399         -4%        860        1%
Beauty Care                                            5,503       -2%            1,152          1%        796        9%
Health Care                                            3,237       10%              513          0%        336        6%
Food and Beverage                                      3,169      -10%              435         -7%        266       -9%
                                                     ---------  --------   ---------------   --------  --------   --------
    Total Business Segments                           29,708       -2%            5,335         -2%      3,494        4%
Corporate (excluding O-2005 costs)                       (46)      n/a             (115)        n/a         66       n/a
                                                     ---------  --------   ---------------   --------  --------   --------
    Total Company - Core                              29,662       -2%            5,220          1%      3,560        3%
Organization 2005 Costs                                  n/a       n/a             (411)        n/a       (318)      n/a
                                                     ---------  --------   ---------------   --------  --------   --------
    Total Company - Reported                          29,662       -2%            4,809          3%      3,242        7%



                       JANUARY-MARCH NET SALES INFORMATION
                         (Percent Change vs. Year Ago)*

                                         Volume
                              ------------------------------
                                   With         Without
                               Acquisitions/  Acquisitions/                                    Total     Total Impact
                                Divestitures   Divestitures        FX       Price     Mix     Impact            Ex-FX
                              --------------  --------------      -----     -----     ---     ------     ------------
Fabric and Home Care                     -3             -3         -3         +2       -2       -6            -3
Tissues and Towel                        +1             +5         -2         +7       +1       +7            +9
Baby Care                                +4             +4         -4         -1        0       -1            +3
Feminine Care                            -5             -5         -4         +2       +1       -6            -2
   Subtotal Paper                         0             +2         -3         +2       +1        0            +3
Beauty Care                              -4             -2         -4         +1       +1       -6            -2
Health Care                               0             -2         -3         +1       +4       +2            +5
Food and Beverage                        -8             -3         -1          0       +5       -4            -3
   Total Company                         -3%            -1%        -3%        +2%      +1%      -3%            0%


* These sales percentage changes are approximations based on quantitative formulas that are consistently applied.